UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2020

HUDSON GLOBAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50129	59-3547281
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

53 Forest Avenue, Old Greenwich, CT		06870
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 409-5628

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	HSON	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

The information set forth below in “Item 2.01 Completion of Acquisition or Disposition of Assets” of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2020, Hudson Global, Inc. (the “Company”), entered into an asset purchase agreement (the “APA”) by and among the Company, Hudson Coit, Inc., a wholly-owned subsidiary of the Company (“Buyer”), Coit Staffing, Inc. (“Seller”), Joe Belluomini and Tim Farrelly (together with Mr. Belluomini, the “Principals”) and completed the acquisition by Buyer of substantially all of the assets used in the business of the Seller and assumed certain liabilities of the Seller, as set forth in the APA (the “Acquisition”).

As consideration for the Acquisition, under the APA, the Seller received a purchase price of (i) Four Million Dollars ($4,000,000) in cash subject to certain adjustments set forth in the APA at the closing of the Acquisition; (ii) a promissory note in the aggregate principal amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000), payable in installments on the first, second and third anniversaries of the closing and subject to the satisfaction of certain conditions as further described in the APA; (iii) a payment of Five Hundred Thousand Dollars ($500,000) worth of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with the amount of such shares to be determined by dividing $500,000 by the volume weighted average price of the Common Stock for the five trading days prior to the closing date and to be issued in three equal installments on each of the 10 month, 20 month, and 30 month anniversaries of the closing date, subject to the satisfaction of certain conditions as further described in the APA; and (iv) earn-out payments in an aggregate amount not to exceed Three Million Five Hundred Thirty Thousand Dollars ($3,530,000) over a two-year period upon the achievement of certain performance thresholds, subject to the satisfaction of certain conditions as further described in the APA.

In connection with the Acquisition, the Principals each entered into employment agreements with the Company with a term of two years.

The foregoing summary of the APA and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the APA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01	Other Events.

On October 1, 2020, the Company issued a press release relating to the signing of the APA and the closing of the Acquisition. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The Company intends to file the financial statements of the Seller required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

The Company intends to file the financial statements of the Seller required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of October 1, 2020, by and among Hudson Global, Inc., Hudson Coit, Inc., Coit Staffing, Inc., Joe Belluomini and Tim Farrelly.
99.1	Press Release, dated October 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Dated: October 1, 2020	By:	/s/ Jeffrey E. Eberwein
		Name:	Jeffrey E. Eberwein
		Title:	Chief Executive Officer